                                                                    Exhibit 99.1

                                Table of Contents
                          New England Bancshares, Inc.
                              Enfield, Connecticut

INTRODUCTION                                                                   1
--------------------------------------------------------------------------------

1. OVERVIEW AND FINANCIAL ANALYSIS                                             4
--------------------------------------------------------------------------------

   General Overview                                                            4
   History                                                                     5
   Strategic Direction                                                         5
   Balance Sheet Trends                                                        7
   Loan Portfolio                                                             10
   Investments                                                                13
   Investments and Mortgage-Backed Securities                                 14
   Asset Quality                                                              15
   Funding Composition                                                        18
   Asset/Liability Management                                                 20
   Net Worth and Capital                                                      21
   Income and Expense Trends                                                  22
   Legal Proceedings                                                          27

2. MARKET AREA ANALYSIS                                                       28
--------------------------------------------------------------------------------

   MArket Area Demographics                                                   28
   Market Area Deposit Characteristics                                        31

3. COMPARISONS WITH PUBLICLY TRADED THRIFTS                                   33
--------------------------------------------------------------------------------

   Introduction                                                               33
   Selection Screens                                                          34
   Selection Criteria                                                         35
   Comparable Group Profiles                                                  37

4. MARKET VALUE DETERMINATION                                                 43
--------------------------------------------------------------------------------

   Comparable Group Adjustments                                               43
   Balance Sheet Strength                                                     45
   Asset Quality                                                              48
   Earnings Quality, Predictability and Growth                                49
   Dividends                                                                  53
   Liquidity of the Issue                                                     55
   Recent Regulatory Matters                                                  57

--------------------------------------------------------------------------------

   Market for Seasoned Thrift Stocks                                          58
   Acquisition Market                                                         64
   Adjustments to Value in Relation to the Comparable Group                   66

5. OTHER FACTORS                                                              67
--------------------------------------------------------------------------------

   Management                                                                 67
   Market Area                                                                68
   Interest Rate Risk                                                         71
   Offering Size                                                              72
   State                                                                      73
   Subscription Interest                                                      74
   Adjustments to Value in Relation to Other Factors                          77

6. MARKET FOR MHC STOCKS                                                      78
--------------------------------------------------------------------------------

   Historical MHC Performance                                                 78
   MHC Remutualizations                                                       79
   Comparable MHC Trading Multiples                                           80
   MHC Conversions                                                            81
   Comparison to Pending MHC Offerings                                        83
   Conclusion                                                                 84

7. VALUATION                                                                  85
--------------------------------------------------------------------------------

   Full Offering Value in Relation to Comparables                             86
   MHC Value in Relation to Other MHC's                                       88
   Valuation Conclusion                                                       90

--------------------------------------------------------------------------------

                                 List of Figures
                          New England Bancshares, Inc.
                              Enfield, Connecticut

FIGURE 1 - CURRENT FACILITIES LIST                                                               4
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                                     7
FIGURE 3 - KEY BALANCE SHEET DATA                                                                8
FIGURE 4 - KEY RATIOS                                                                            9
FIGURE 5 - NET LOANS RECEIVABLE CHART                                                           10
FIGURE 6 - LOAN MIX AS OF DECEMBER 31, 2001 CHART                                               11
FIGURE 7 - LOAN MIX                                                                             12
FIGURE 8 - SECURITIES CHART                                                                     13
FIGURE 9 - INVESTMENT MIX                                                                       14
FIGURE 10 - ASSET QUALITY CHART                                                                 15
FIGURE 11 - NON-PERFORMING LOANS                                                                16
FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART                                  17
FIGURE 13 - DEPOSIT AND BORROWING TREND CHART                                                   18
FIGURE 14 - DEPOSIT MIX                                                                         19
FIGURE 15 - NET PORTFOLIO VALUE                                                                 20
FIGURE 16 - CAPITAL ANALYSIS                                                                    21
FIGURE 17 - NET INCOME CHART                                                                    22
FIGURE 18 - AVERAGE YIELDS AND COSTS                                                            23
FIGURE 19 - SPREAD AND MARGIN CHART                                                             24
FIGURE 20 - INCOME STATEMENT TRENDS                                                             25
FIGURE 21 - PROFITABILITY TREND CHART                                                           26
FIGURE 22 - POPULATION DEMOGRAPHICS                                                             29
FIGURE 23 - HOUSEHOLD CHARACTERISTICS                                                           30
FIGURE 24 - 660 ENFIELD MARKET SHARE                                                            31
FIGURE 25 - 268 HAZARD MARKET SHARE                                                             31
FIGURE 26 - 54 HAZARD MARKET SHARE                                                              32
FIGURE 27 - 112 MOUNTAIN HAZARD MARKET SHARE                                                    32
FIGURE 28 - COMPARABLE GROUP                                                                    35
FIGURE 29 - KEY FINANCIAL INDICATORS                                                            41
FIGURE 30 - KEY BALANCE SHEET DATA                                                              45
FIGURE 31 - BALANCE SHEET GROWTH DATA                                                           46
FIGURE 32 - CAPITAL DATA                                                                        47
FIGURE 33 - ASSET QUALITY TABLE                                                                 48
FIGURE 34 - NET INCOME TREND                                                                    50
FIGURE 35 - PROFITABILITY DATA                                                                  51
FIGURE 36 - INCOME STATEMENT DATA                                                               52
FIGURE 37 - DIVIDEND DATA                                                                       54
FIGURE 38 - MARKET CAPITALIZATION DATA                                                          55
FIGURE 39 - PRICING MULTIPLES OF FULLY CONVERTED THRIFTS TO PINK SHEET THRIFTS                  56
FIGURE 40 - PRICING MULTIPLES OF MHC THRIFTS TO MHC PINK SHEET THRIFTS                          56
FIGURE 41 - SNL THRIFT INDEX CHART                                                              58
FIGURE 42 - HISTORICAL SNL INDEX                                                                59
FIGURE 43 - EQUITY INDICES                                                                      61
FIGURE 44 - HISTORICAL MARKET INDICES                                                           62
FIGURE 45 - HISTORICAL RATES                                                                    63
FIGURE 46 - DEALS FOR LAST TWENTY QUARTERS                                                      64
FIGURE 47 - DEAL MULTIPLES                                                                      65
FIGURE 48 - 2000 CONNECTICUT THRIFT DEALS                                                       65

--------------------------------------------------------------------------------

FIGURE 49 - COUNTY DEMOGRAPHIC DATA                                                             68
FIGURE 50 - BRANCH PERFORMANCE                                                                  69
FIGURE 51 - BRANCH PERFORMANCE BY COUNTY                                                        70
FIGURE 52 - INTEREST RATE RISK                                                                  71
FIGURE 53 - INDUSTRY MULTIPLES BY MARKET CAPITALIZATION                                         72
FIGURE 54 - CONNECTICUT RELATIVE TO THE INDUSTRY                                                73
FIGURE 55 - RECENT STANDARD CONVERSION PERFORMANCE                                              75
FIGURE 56 - STANDARD CONVERSION PRO FORMA PRICING MULTIPLES                                     76
FIGURE 57 - SNL MHC INDEX                                                                       78
FIGURE 58 - MHC REMUTUALIZATIONS                                                                79
FIGURE 59 - COMPARABLE PINK SHEET MHCS                                                          80
FIGURE 60 - MHC PINK SHEET LIQUIDITY DISCOUNT                                                   80
FIGURE 61 - MHC REORGANIZATIONS (SINCE 1/1/99) PRO FORMA DATA                                   81
FIGURE 62 - MHC REORGANIZATIONS PRICE APPRECIATION                                              82
FIGURE 63 - PRO FORMA PRICING MULTIPLES OF PARTNERS TRUST FINANCIAL GROUP                       83
FIGURE 64 - COMPARISON TO PARTNERS TRUST FINANCIAL GROUP                                        83
FIGURE 65 - VALUE RANGE - FULL OFFERING                                                         86
FIGURE 66 - VALUE RANGE PRICING MULTIPLES                                                       87
FIGURE 67 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT                       87
FIGURE 68 - 2001 STANDARD CONVERSION PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT         87
FIGURE 69 - VALUE RANGE MHC OFFERING DATA                                                       88
FIGURE 70 - VALUE RANGE OFFERING DATA                                                           88
FIGURE 71 - COMPARABLE MHC PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT                   89

--------------------------------------------------------------------------------

                                List of Exhibits
                          New England Bancshares, Inc.
                              Enfield, Connecticut

Exhibit
-------

 1.  Profile of FinPro, Inc.
 2.  Statements of Financial Condition
 3.  Statements of Income
 4.  TFR Reconciliation
 5.  Statements of Retained Earnings
 6.  Statements of Cash Flows
 7.  Selected Financial Data
 8.  Industry Multiples
 9.  Industry Multiples by Size
10.  Industry Pink Sheet Multiples
11.  Standard Conversions 1999 to Date
12.  MHC Conversions 1999 to Date
13.  Appraisal Pro Forma December 31, 2001 - Full Offering 12 Months
14.  Appraisal Pro Forma December 31, 2001 - MHC Offering 12 Months
15.  Offering Circular Pro Forma March 31, 2001 - MHC Offering 12 Months
16.  Offering Circular Pro Forma December 31, 2001 - MHC Offering 9 Months

--------------------------------------------------------------------------------

Conversion Valuation Appraisal Report                                  Page: 1-1
================================================================================

Introduction

This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of New England Bancshares, Inc. (the "Company") in connection with the Plan of Reorganization (the "Reorganization") of Enfield Federal Savings and Loan Association, (the "Bank") from a federally chartered mutual savings and loan association into a mutual holding company structure. As part of the Reorganization, the Bank will become a wholly owned subsidiary of the Company and the Company will issue 45% of the outstanding common stock of the Company. Enfield Mutual Holding Company (the "MHC"), a federally chartered mutual holding company, will own 55% of the outstanding common stock of the Company.

In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows: the Bank would reorganize into an MHC offering 45% of the stock to the public, the stock will be issued at $10 per share, the conversion expenses will be $462 thousand, there will be an 8% ESOP funded internally, amortized over 10 years straight-line, there will be a 4% MRP amortized over 5 years straight-line, a tax rate of 38.95%, and the net proceeds will be invested at the one year treasury rate of 2.28% pre-tax. The Company will capitalize the MHC with $50 thousand.

It is our understanding that the Company will offer its stock in a subscription and community offering to Eligible Account Holders, to the Employee Plans, to Supplemental Eligible Account Holders of the Bank, and to Other Members. This appraisal has been prepared in accordance with Regulation 563b.7 and with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

Conversion Valuation Appraisal Report                                  Page: 1-2
================================================================================

In the course of preparing our report, we reviewed the financial statements of the Bank's operations for the nine months ended December 31, 2001, and the Bank's audited financials for the years ended March 31, 2001 and March 31, 2000. We also reviewed the Bank's Application for Approval of Conversion including the Proxy Statement and the Company's Form MHC-2 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and the Company (hereinafter, collectively referred to as "the Bank") and held due diligence related discussions with the Bank's management and board of directors, as well as Shatswell, MacLeod & Company, P.C. (the Bank's independent auditor), Trident Securities, Inc. (the Bank's underwriter), and Muldoon Murphy & Faucette LLP (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

Conversion Valuation Appraisal Report                                  Page: 1-3
================================================================================

Our valuation is not intended, and must not be construed, to be a recommendation of any kind as the advisability of purchasing shares of Common Stock in the stock issuance. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the stock issuance will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. FinPro is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by FinPro shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report                                  Page: 1-4
================================================================================

1.   Overview and Financial Analysis

  ------------------------------------
          General Overview
  ------------------------------------

The Bank, after the Reorganization, will be a federally charted mutual holding company. As of December 31, 2001, the Bank had $132.0 million in total assets, $112.9 million in deposits, $78.5 million in net loans and $14.2 million in equity.

The following table details the Bank's facilities as of December 31, 2001.

                       Figure 1 - Current Facilities List

                                                  Year
                                    Leased or   Facility   Date of Lease
        Building/Office Location      Owned      Opened      Expiration
     -------------------------------------------------------------------
     Executive/Branch Office:
     660 Enfield Street
     Enfield, Connecticut            Owned        1959            --

     Administrative Office:
     630 Enfield Street
     Enfield Connecticut             Leased       2000          2005

     Branch Offices:

     268 Hazard Avenue
     Enfield, Connecticut            Owned        1962            --

     54 Hazard Avenue
     Enfield, Connecticut            Leased       1994          2004

     112 Mountain Road
     Suffield, Connecticut           Leased       1988          2003

Conversion Valuation Appraisal Report                                  Page: 1-5
================================================================================

  ------------------------------------
              History
  ------------------------------------

     Enfield Federal was originally formed in 1916 as a Connecticut-chartered building and loan association and now operates as a federally chartered mutual savings and loan association, headquartered in Enfield, Connecticut. Enfield Federal operates from its four full-service branch offices located in Enfield and Suffield, Connecticut.

  ------------------------------------
          Strategic Direction
  ------------------------------------

     The Bank's business strategy is to operate as an independent financial institution dedicated to serving the needs of both retail and commercial customers in its market area. Its business consists principally of attracting retail deposits from the general public and using these funds to originate mortgage loans secured by one- to four-family residences located primarily in Northern Hartford County, Connecticut. In recent years, in addition to mortgage lending, Enfield Federal has adopted a growth oriented strategy that has focused on increased emphasis on multi-family and commercial real estate loans and consumer loans, particularly home equity loans and lines of credit and auto loans.

     In connection with its overall growth strategy, the Bank seeks to:

     (1) continue to emphasize its commercial and consumer lending portfolios as a means to increase the yield on and diversify its loan portfolio;

     (2) emphasize the origination of adjustable-rate loans or fixed-rate loans with shorter durations and sell longer term fixed-rate mortgage loans in the secondary market in order to decrease its exposure to interest rate risk;

     (3) diversify and grow deposits, with a particular emphasis on transaction and money market deposits;

     (4) expand its retail banking franchise and increase the number of households served within its market area;

     (5) grow and diversify noninterest fee income by performing ongoing reviews of existing lines of business. Expanding the delivery and penetration of transaction accounts in order to enhance fee income;

     (6) continue to focus on recently acquired technology as a means to promote operating efficiencies;

     (7) maintain its "well capitalized" status while utilizing excess capital as business opportunities present themselves;

Conversion Valuation Appraisal Report                                  Page: 1-6
================================================================================

     (8) enhance return on equity by increasing its asset base and net income;
and

     (9) maintain its proactive community position, assist in community housing projects and fund raising for underprivileged members of the community.

     In order to be more competitive and have the capacity to deepen its relationships with existing customers and attract new customers, the Bank intends to expand its nontraditional delivery channels and products by affiliating with a third party registered broker-dealer. The third party broker-dealer will maintain an office at the Bank's main banking office and will offer to the Bank's customers a complete range of nondeposit investment products, including mutual funds, debt, equity and government securities, retirement accounts, insurance products and annuities.

     The Bank intends to utilize the proceeds from the stock offering to further the objectives of its growth-oriented strategy. The Bank may also use the proceeds to acquire existing branches from other banks, make other acquisitions, or to build de novo branches.

Conversion Valuation Appraisal Report                                  Page: 1-7
================================================================================

  ------------------------------------
         Balance Sheet Trends
  ------------------------------------

The Bank's balance sheet increased by $11.9 million, or 9.93%, from $120.1 million at March 31, 2000 to $132.0 million at December 31, 2001.

Equity has increased $922 thousand from $13.3 million at March 31, 2000 to $14.2 million at December 31, 2001. The equity to assets ratio is currently 10.84%.

                  Figure 2 - Asset And Retained Earnings Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                  Page: 1-8
================================================================================

The following tables set forth certain information concerning the financial position of the Bank along with selected ratios at the dates indicated.

                        Figure 3 - Key Balance Sheet Data

--------------------------------------------------------------------------------
                                                                At March 31,
                                          At December 31,   --------------------
                                                2001          2001       2000
--------------------------------------------------------------------------------
Selected Financial Condition Data:                     in thousands
                                          --------------------------------------

Assets                                        $132,010    $122,939     $120,083
Cash and cash equivalents                        9,644      17,759       10,270
Loans, net                                      78,513      66,372       64,425
Securities                                      36,481      32,004       38,891
Deposits                                       112,868     108,478      107,030
Retained earnings                               14,235      13,804       13,313

Allowance for loan losses                          682         603          472
Nonperforming loans                                292         669          515
Nonperforming assets                               372         939          603
--------------------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                  Page: 1-9
================================================================================

                              Figure 4 - Key Ratios

-------------------------------------------------------------------------------------------------------------------------------
                                                                         At or For the Nine Months    At or For the Fiscal Year
Selected Ratios and Other Data:                                             Ended December 31,            Ended March,31
                                                                         ------------------------------------------------------
                                                                             2001       2000               2001      2000
                                                                         ------------------------------------------------------
Performance Ratio:
Return on average assets                                                      0.46%      0.44%              0.41%     0.58%
Return on average equity                                                      4.08%      3.85%              3.57%     5.29%
Average retained earnings to average assets                                  11.22%     11.37%             11.39%    10.90%
Retained earnings to total assets at end of period                           10.78%     11.38%             11.23%    11.09%
Average interest rate spread                                                  3.09%      2.97%              2.92%     2.95%
Net interest margin                                                           3.33%      3.24%              3.20%     3.21%
Average interest earning assets to average interest bearing liabilities     106.36%    107.04%            107.06%   106.90%
Total noninterest expense to average assets                                   2.53%      2.46%              2.50%     2.18%

Efficiency ratio                                                             75.32%     76.09%             77.98%    69.00%

Regulatory Capital Ratios:
Tangible capital ratio                                                       10.79%     11.42%             11.26%    11.06%
Core capital ratio                                                           10.79%     11.42%             11.26%    11.06%
Risk-based capital ratio                                                     21.65%     26.42%             24.04%    26.50%

Asset Quality Ratios:
Nonperformings loans as a percentage of loans                                 0.37%      1.39%              1.00%     0.79%
Nonperforming assets as a percentage of total assets                          0.28%      0.81%              0.76%     0.50%
Allowance for loan losses as a percentage of loans                            0.86%      0.91%              0.90%     0.73%
Allowance for loan losses as a percentage of nonperforming loans            233.56%     65.50%             90.13%    91.65%

Number of full service banking facilities                                        4          4                  4         4
-------------------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-10
================================================================================

  ------------------------------------
            Loan Portfolio
  ------------------------------------

The Bank's loan portfolio has increased by $14.1 million from March 31, 2000 to December 31, 2001, and as a percent of assets, the loan portfolio has increased from 53.65% to 59.48% at December 31, 2001.

                      Figure 5 - Net Loans Receivable Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-11
================================================================================

The Bank is primarily a 1-4 family mortgage real estate lender.

                Figure 6 - Loan Mix as of December 31, 2001 Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-12
================================================================================

The loan mix has shifted towards commercial real estate and commercial loans and away from residential 1-4 family loans.

                               Figure 7 - Loan Mix

---------------------------------------------------------------------------------------------------
                                  At December 31,                     At March 31,
                                -------------------------------------------------------------------
                                      2001                   2001                    2000
                                -------------------------------------------------------------------
                                          Percent of              Percent of             Percent of
                                 Amount      Total      Amount      Total       Amount      Total
                                -------------------------------------------------------------------
                                                         (In Thousands)
                                -------------------------------------------------------------------
Mortgage Loans:
Residential loans:
 One-to-four family             $56,416      71.01%    $52,228      77.67%     $54,053     82.97%
 Multi-family                     5,351       6.74%      5,347       7.95%       5,044      7.74%
Commercial real estate           11,809      14.86%      5,947       8.84%       4,659      7.15%
                                ----------------------------------------------------------------
 Total mortgage loans            73,576      92.61%     63,522      94.46%      63,756     97.86%

Consumer loans                    1,532       1.93%      1,565       2.33%       1,276      1.96%
Commercial loans                  4,337       5.46%      2,160       3.21%         116      0.18%
                                ----------------------------------------------------------------
 Total loans                     79,445     100.00%     67,247     100.00%      65,148    100.00%

Less:
Deffered loan orgination fees      (250)                  (272)                   (251)
Allowance for loan losses          (682)                  (603)                   (472)
                                -------                -------                 -------
Net Loans                       $78,513                $66,372                 $64,425
---------------------------------------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-13
================================================================================

  ------------------------------------
              Investments
  ------------------------------------

The Bank's mortgage-backed securities and investment portfolio decreased $2.9 million from $40.8 million on March 30, 2000 to $37.9 million at December 31, 2001.

                           Figure 8 - Securities Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Note: The available for sale securities are shown at fair value and the held to maturity securities are shown at amortized cost.

Conversion Valuation Appraisal Report                                 Page: 1-14
================================================================================

  ------------------------------------
      Investments and Mortgage-
          Backed Securities
  ------------------------------------

The Bank currently invests in mortgage-backed securities, United States government, and federal bonds, corporate bonds, marketable equities and mutual funds. The following table illustrates the Bank's investment portfolio.

                            Figure 9 - Investment Mix

                                                                                        At March 31,
                                                                         --------------------------------------------
                                                At December 31, 2001              2001                   2000
                                               ---------------------     ---------------------   --------------------
                                                Amortized     Fair       Amortized      Fair     Amortized     Fair
                                                  Cost        Value         Cost        Value       Cost       Value
                                               ---------     -------     ----------    -------   ----------   -------
                                                                             (In Thousands)
Investment and marketable equity
   securities available for sale:
      U.S. government and federal agency       $   2,464     $ 2,503      $13,516      $13,566     $25,595    $24,729
      Municipal securities                         2,127       2,050           --           --          --         --
      Corporate securities                           885         866           --           --          --         --
      Marketable equity securities                 7,240       7,232        9,270        9,262       4,266      4,233
                                                 -------     -------      -------      -------     -------    -------
        Total                                     12,716      12,651       22,786       22,828      29,861     28,962
      Money market mutual funds included
       in cash and cash equivalents               (1,389)     (1,389)      (6,701)      (6,701)     (1,868)    (1,868)
                                                 -------     -------      -------      -------     -------    -------
        Total                                     11,327      11,262       16,085       16,127      27,993     27,094
                                                 -------     -------      -------      -------     -------    -------
Mortgage-related securities available-
   for-sale:
      Private Issuers                              2,783       2,784           --           --          --         --
      Freddie Mac                                 11,838      11,962        3,847        3,862         983        905
      Fannie Mae                                   7,172       7,242        3,135        3,155      10,897     10,892
      Ginnie Mae                                   3,238       3,231        8,772        8,860          --         --
                                                 -------     -------      -------      -------     -------    -------
        Total mortgage-related securities
          available-for-sale                      25,031      25,219       15,754       15,877      11,880     11,797
                                                 -------     -------      -------      -------     -------    -------
        Total available-for-sale securities    $  36,358     $36,481      $31,839      $32,004     $39,873    $38,891
                                               =========     =======      =======      =======     =======    =======

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-15
================================================================================

  ------------------------------------
             Asset Quality
  ------------------------------------

The Bank's level of nonperforming loans has decreased from $515 thousand at March 31, 2000 to $292 thousand at December 31, 2001. The Bank has also decreased its level of real estate owned and other nonperforming assets from $88 thousand at March 31, 2000 to $80 thousand at December 31, 2001. The total nonperforming assets to total assets ratio is currently at 0.28%, down from 0.50% at March 31, 2000 and 0.76% at March 31, 2001.

                         Figure 10 - Asset Quality Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-16
================================================================================

At December 31, 2001, the Bank's non-performing loan to net loan ratio was 0.37% and the non-performing assets to total assets ratio was 0.28%.

                        Figure 11 - Non-Performing Loans

                                                       At December 31,2001
                                                         ($ in thousands)
     ----------------------------------------------------------------------
     Non-performing loans                                      $292
     Real estate owned and other NPA                             80
     ----------------------------------------------------------------------
         Total non-performing assets                           $372
     Non-performing loans as a percentage of loans             0.37%
     Non-performing assets as a percentage of assets           0.28%
     ----------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-17
================================================================================

The ALLL has increased from $472 thousand at March 31, 2000 to $682 thousand at December 31, 2001. The Bank's ALLL to loans ratio was 0.86% at December 31, 2001.

         Figure 12 - Allowance for Possible Loan and Lease Losses Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-18
================================================================================

  ------------------------------------
           Funding Composition
  ------------------------------------

Overall, deposits have increased from $107.0 million at March 31, 2000 to $112.9 million at December 31, 2001. The Bank had $4.0 million in borrowings at December 31, 2001.

                  Figure 13 - Deposit and Borrowing Trend Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-19
================================================================================

The Bank's deposit mix as of December 31, 2001 is presented below.

                             Figure 14 - Deposit Mix

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-20
================================================================================

  ------------------------------------
      Asset/Liability Management
  ------------------------------------

The following chart depicts the effects of interest rate shocks on the Bank's net interest and dividend income beyond 2001.

                         Figure 15 - Net Portfolio Value

                 For the Twelve Months Ending September 30,2002
                                 $ in Thousands

          Changes in Interest     Net Interest and
          Rates(Basic Points)     Dividend Income       % Change
          ------------------------------------------------------
              300                      $4,445            6.59%
                0                       4,758            0.00%
             -200                       4,305            9.52%

                 For the Twelve Months Ending September 30,2003
                                 $ in Thousands

     Changes in Interest   Net Interest and                 % Change from
     Rates(Basic Points)   Dividend Income     % Change         Year 1
     ----------------------------------------------------------------------
            300                $5,318            -6.01%        19.65%
              0                 5,658             0.00%        18.91%
           -200                 4,953           -12.47%        15.03%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-21
================================================================================

  ------------------------------------
         Net Worth and Capital
  ------------------------------------

At December 31, 2001, the Bank had capital in excess of the minimum requirements for all capital ratios.

                          Figure 16 - Capital Analysis

                                          Actual at December 31, 2001
                                          ---------------------------
                                                      Percentage of
       Regulatory Capital Position         Amount        Assets
       --------------------------------------------------------------

       GAAP Capital                       $ 14,310        10.84%
                                          --------
       Tier 1 (Core) Capital
       Capital Level                      $ 14,235        10.79%
       Requirement                           5,278         4.00%
                                          --------        -----
       Excess                             $  8,957         6.79%

       Total Risk-Based Capital:
       Capital Level                      $ 14,917        21.65%
       Requirement                           5,512         8.00%
                                          --------        -----
       Excess                             $  9,405        13.65%

Source: December 31, 2001, Audited Financial Statements

Conversion Valuation Appraisal Report                                 Page: 1-22
================================================================================

  ------------------------------------
        Income and Expense Trends
  ------------------------------------

The Bank posted net income of $431 thousand for the nine months ended December 31, 2001. On an annualized basis, this equates to net income of $575 thousand, which is $84 thousand higher than the net income for the year ended March 31, 2001, but is $122 thousand less than the net income for the year ended March 31, 2000.

                          Figure 17 - Net Income Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-23
================================================================================

The interest rate spread at December 31, 2001 increased relative to the nine months ended March 31, 2001 and March 31, 2000.

                      Figure 18 - Average Yields and Costs

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-24
================================================================================

The following chart illustrates that the Bank's spread and margin have increased from the year ended March 31, 2000 to the nine months ended December 31, 2001.

                       Figure 19 - Spread and Margin Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-25
================================================================================

The Bank posted net income of $431 thousand for the nine months ended December 31, 2001, compared with $395 thousand for the nine months ended December 31, 2000. The increase is attributable to an increase in net interest income, a decrease in provisions for loan losses and an increase in noninterest income. However, this was partially offset by an increase in noninterest expense and tax expenses.

                       Figure 20 - Income Statement Trends

                                                         For the Nine Months Ended   For the Fiscal Year Ended
                                                                December 31,                March 31,
                                                         -----------------------------------------------------
                                                              2001        2000           2001        2000
--------------------------------------------------------------------------------------------------------------
                                                                             in thousands
Selected Operating Data:
   Interest income                                          $ 6,122     $ 6,093         $ 8,110     $ 7,893
   Interest expense                                           3,236       3,358           4,514       4,237
                                                            -------     -------         -------     -------
      Net interest income                                     2,886       2,735           3,596       3,656
   Provision for loan losses                                    106         158             194         129
                                                            -------     -------         -------     -------
   Net interest income after provision for loan losses        2,780       2,577           3,402       3,527
   Total Noninterest income (loss)                              279         178             278         166
   Total Noninterest expense                                  2,384       2,215           3,021       2,637
                                                            -------     -------         -------     -------
   Income (loss) before income taxe expense                     675         540             659       1,056
   Income tax expenses                                          244         145             168         359
                                                            -------     -------         -------     -------
   Net income                                               $   431     $   395         $   491     $   697
                                                            -------     -------         -------     -------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-26
================================================================================

The ROAA, consistent with net income, increased for the nine months ended December 31, 2001 annualized from the year ended March 31, 2001.

                      Figure 21 - Profitability Trend Chart

                                [GRAPHIC OMITTED]

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                 Page: 1-27
================================================================================

  ------------------------------------
          Legal Proceedings
  ------------------------------------

The Bank, from time to time, is a party to routine litigation, which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans, and other issues pertinent to the business of the Bank. The Bank is not involved in any pending legal proceedings other than routine foreclosures and legal proceedings occurring in the ordinary course of business. The Bank believes that these routine legal proceedings, in the aggregate, are immaterial to its financial condition and results of operation.

Conversion Valuation Appraisal Report                                 Page: 1-28
================================================================================

2.   Market Area Analysis

  ------------------------------------
        Market Area Demographics
  ------------------------------------

The following tables summarize the demographics for the Bank's markets. The analysis defines the Bank markets as a 1.0 mile radius around the Bank's four branch offices truncated for highways, rivers and market overlaps.

                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                 Page: 1-29
================================================================================

                       Figure 22 - Population Demographics

                                [GRAPHIC OMITTED]

Source: Claritas

Conversion Valuation Appraisal Report                                 Page: 1-30
================================================================================

                      Figure 23 - Household Characteristics

                                [GRAPHIC OMITTED]

Source: Claritas

Conversion Valuation Appraisal Report                                 Page: 1-31
================================================================================

  ------------------------------------
          Market Area Deposit
            Characteristics
  ------------------------------------

The Bank's branches, as mentioned earlier, are located in Hartford County, Connecticut. Due to the nature of the Bank's service area, the following charts display the market share for each of the Bank's current markets.

                      Figure 24 - 660 Enfield Market Share

                                [GRAPHIC OMITTED]

                       Figure 25 - 268 Hazard Market Share

                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                 Page: 1-32
================================================================================

                       Figure 26 - 54 Hazard Market Share

                                [GRAPHIC OMITTED]

                  Figure 27 - 112 Mountain Hazard Market Share

                                [GRAPHIC OMITTED]

Source: Sheshunoff & FDIC data, FinPro calculations.

Conversion Valuation Appraisal Report                                 Page: 1-33
================================================================================

3.  Comparisons With Publicly Traded Thrifts

  ------------------------------------
              Introduction
  ------------------------------------

This chapter presents an analysis of the Bank's operations against a Comparable Group of publicly traded savings institutions. The Comparable Group was selected from a universe of 261 public thrifts as of February 5, 2002. The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the fair market valuation of the Bank. Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group's current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank to-be-issued common stock.

Conversion Valuation Appraisal Report                                 Page: 1-34
================================================================================

  ------------------------------------
           Selection Screens
  ------------------------------------

Due to the small size of the Bank, when selecting the Comparables, it was determined that the balance sheet size of the institution was of greater importance than geography. The selection screens utilized to identify possible Comparables from the list of 261 public thrifts at February 5, 2002 included:

                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                 Page: 1-35
================================================================================

Applying these criteria against the 261 public thrifts resulted in the following 14 institutions.

                          Figure 28 - Comparable Group

                                                                   Corporate
                                                -------------------------------------------------
                                                                                          Number
                                                                                            of
Ticker               Short Name                  Exchange       City            State    Offices
-------------------------------------------------------------------------------------------------
               Comparable Thrift Data
ASBP    ASB Financial Corp.                       NASDAQ    Portsmouth          OH             1
CBES    CBES Bancorp,Inc.                         NASDAQ    Excelsior Springs   MO             3
CIBI    Community Investors Bancorp,Inc.          NASDAQ    Bucyrus             OH             3
FFDF    FFD Financial Corporation.                NASDAQ    Dover               OH             2
GCFC    Grand Central Financial Corp.             NASDAQ    Wellsville          OH             4
PEDE    Great Pee Dee Bancorp,Inc.                NASDAQ    Cheraw              SC             2
HFFB    Harrodsburg First Financial Bancorp,Inc.  NASDAQ    Harrodsburg         KY             4
HLFC    Home Loan Financial Corporation.          NASDAQ    Coshocton           OH             3
HSTD    Homestead Bancorp,Inc.                    NASDAQ    Ponchatoula         LA             3
LXMO    Lexington B&L,Financial Corp.             NASDAQ    Lexington           MO             3
LOGN    Logansport Financial Corp.                NASDAQ    Logansport          IN             1
NBSI    North Bancshares,Inc.                     NASDAQ    Chicago             IL             2
PSFC    People-Sidney Financial Corporation.      NASDAQ    Sidney              OH             4
SOBI    Sobieski Bancorp,Inc.                     NASDAQ    South Bend          IN             3

  ------------------------------------
          Selection Criteria
  ------------------------------------

Excluded from the Comparable Group were institutions that were involved in pending mergers or acquisitions. Also, institutions that completed their conversions after December 31, 2000 were also excluded as the earnings of newly converted institutions do not reflect a full years benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward respectively.

In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. The goal of the selection criteria process is to find those institutions that most closely match those of the Bank. None of the Comparables selected will be exact clones of the Bank.

Conversion Valuation Appraisal Report                                 Page: 1-36
================================================================================

The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

          1.   Asset size

          2.   Profitability

          3.   Capital Level

          4.   Balance Sheet Mix

          5.   Operating Strategy

          6.   Date of conversion

1. Asset Size The Comparable Group should have a similar asset size to the Bank. The Comparable Group ranged in size from $115.1 million to $138.6 million in total assets with a median of $130.9 million. The Bank's asset size was $132.0 million as of December 31, 2001 and will be $137.0 million on a pro forma basis at the midpoint of the estimated valuation range.

2. Profitability The Comparable Group had a median ROAA of 0.69% and a median ROAE of 4.83% for the most recent quarter available. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of negative 0.41% to a high of 1.17%, while the ROAE measure ranged from a low of negative 3.86% to a high of 9.20%. The Bank had a ROAA of 0.46% and an ROAE of 4.08 for the nine months annualized ending December 31, 2001.

3. Capital Level The Comparable Group had a median equity to assets ratio of 12.01% with a high of 20.74% and a low of 9.90%. At December 31, 2001, the Bank had an equity to assets ratio of 10.84%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 14.11%.

4. Balance Sheet Mix At December 31, 2001, the Bank had a net loan to asset ratio of 59.48%. The median loan to asset ratio for the Comparables was 76.32%, ranging from a low of 57.94% to a high of 89.57%. On the liability side, the Bank's deposit to asset ratio was 85.50% at December 31, 2001 while the Comparable median was 66.92% ranging from 44.34% to 84.82%. Additionally, the Bank's borrowings to assets ratio was 3.02% as of December 31, 2001 and the Comparable median borrowings to assets ratio was 18.55% with a range of 3.06% to 44.92%.

5. Operating Strategy An institution's operating characteristics are important because they determine future performance. The also affect expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating

Conversion Valuation Appraisal Report                                 Page: 1-37
================================================================================

characteristics include profitability, balance sheet growth, asset quality, capitalization and non-financial factors such as management strategies and lines of business.

6. Date of Conversion Recent conversions, those completed on or after December 31, 2000, were excluded since the earnings of a newly converted institution do not reflect a full year's benefits of reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

  ------------------------------------
        Comparable Group Profiles
  ------------------------------------

     . ASB Financial Corp. ASBP is a SAIF insured institution that had $138.6 million in total assets, is headquartered in Portsmouth, Ohio, and operates one branch. ASBP has an equity to assets ratio of 10.81%, a ROAE of 8.48% and a borrowings to assets ratio of 3.06%. ASBP had the largest deposits to assets ratio of the Comparable Group, 84.82% and a loans to deposits ratio of 88.88%. ASB Financial was selected to the Group based on its asset size, deposits to assets ratio, borrowings to assets ratio and equity to assets ratio.

     . CBES Bancorp, Inc. CBES is a SAIF insured institution that had $127.4 million in total assets, is headquartered in Excelsior Springs, Missouri, and operates 3 branches. CBES has an equity to assets ratio of 11.43% and the lowest ROAE, negative 3.86%. CBES had the second highest deposits to assets ratio, 80.81%, a borrowings to assets ratio of 7.07% and a loans to deposits ratio of 85.48%. CBES Bancorp was selected to the Group based on its total assets, number of offices, deposits to assets ratio, borrowings to assets ratio and equity to assets ratio.

     . Community Investors Bancorp, Inc. CIBI is a SAIF insured thrift that operates 3 offices, is headquartered in Bucyrus, Ohio, and had the smallest asset size of the Comparable Group, $115.1. CIBI had a loans to assets ratio of 82.59%, and a deposits to assets ratio of 70.59%. CIBI had an equity to assets ratio of 10.34%. Community Investors was selected as a comparable based on its asset level, equity to assets ratio, and number of offices.

Conversion Valuation Appraisal Report                                 Page: 1-38
================================================================================

     . FFD Financial Corporation FFDF is a SAIF insured institution with 2 offices, is headquartered in Dover, Ohio, and had total assets of $130.7 million. FFDF had a loans to assets ratio of 84.38% and a loans to deposits ratio of 119.08%. In addition, FFDF had a deposits to assets ratio of 70.85% and an equity to assets ratio of 10.34%. FFD Financial was selected as a comparable based on its asset size and equity to assets ratio.

     . Grand Central Financial Corp. GCFC is a SAIF insured institution with 4 offices, is headquartered in Wellsville, Ohio, and had total assets of $131.1 million. GCFC had the second lowest loan to assets ratio, 60.03%, and had a loans to deposits ratio of 102.70%. GCFC had the second lowest level of deposits to assets, 58.45%, and an equity to assets ratio of 13.90%. Grand Central Financial was selected as a comparable based on number of offices, asset size and loan to assets ration.

     . Great Pee Dee Bancorp, Inc. PEDE is a SAIF insured institution with 2 offices, is headquartered in Cheraw, South Carolina, and had the third lowest asset level of the group, $121.8 million. PEDE had the second highest level of loans to assets, 85.35% and a loan to deposits ratio of 131.20%. In addition, PEDE has grown loans 22.58% during the last twelve months. PEDE had a deposits to assets ratio of 65.05% and had the highest equity to assets ratio, 20.74%. Great Pee Dee was selected as a comparable based on its asset size and loan growth rate.

     . Harrodsburg First Financial Bancorp, Inc. HFFB is a SAIF insured institution with 4 offices, is headquartered in Harrodsburg, Kentucky, and had an asset level of $136.5 million. HFFB had a loans to assets of 77.26% and a loans to deposits ratio of 102.46%. HFFB had the second highest equity to assets ratio of the Comparable Group, 16.34%, a deposits to assets ratio of 75.41% and a borrowings to assets ratio of 5.13%. In addition, HFFB had an efficiency ratio of 80.65%, an overhead ratio of 79.12% and an ROAA of 0.41%. Harrodsburg First was selected as a comparable based on its number of offices, asset size, efficiency and overhead ratios, ROAA and borrowings to assets.

     . Home Loan Financial Corporation HLFC is a SAIF insured institution with 3 offices, headquartered in Coshocton, Ohio, and had $126.1 million in assets. HLFC had a loan to assets ratio of 83.22% and a loans to deposits ratio of 142.15%. HLFC had a deposits to assets ratio of 58.55% and an equity to assets ratio of 15.66%. In addition, HLFC had a noninterest income to average assets ratio of 0.37% and a noninterest expense to average assets ratio of 2.52%. Home Loan Financial was selected to the Group based on the number of offices, asset size and the level of noninterest income and noninterest expense.

Conversion Valuation Appraisal Report                                 Page: 1-39
================================================================================

     . Homestead Bancorp, Inc. HSTD is a SAIF insured thrift that is headquartered in Ponchatoula, Louisiana, operates 3 branches, and had $120.0 million in assets. HSTD had the largest loan to deposits ratio, 147.46%, and the lowest deposit to assets ratio, 44.34%. HSTD had a loans to assets ratio of 65.38% and an equity to assets ratio of 10.27%. HSTD had a nonperforming loans to loans ratio of 0.25% and a reserves to nonperforming loans of 170.35%. In addition, HSTD had an efficiency and overhead ratio of 79.95% and 76.17% respectively. Homestead Bancorp was included as a comparable based on its asset size, loan to asset ratio, equity to assets ratio and level of nonperforming loans.

     . Lexington B&L Financial Corp. LXMO is a SAIF insured thrift that is headquartered in Lexington, Missouri, operates 3 branches, and had $126.4 million in assets. LXMO had a deposits to assets ratio of 79.22% and an equity to assets ratio of 11.52%. LXMO had a borrowing to assets ratio, 8.24%, the lowest loans to assets ratio, 57.94%, and a loans to deposits ratio of 73.13%. Lexington B&L was included as a comparable based on its asset size, loans to assets, deposits to assets and borrowings to assets ratios.

     . Logansport Financial Corp. LOGN is a SAIF insured institution that operates one office, is headquartered in Logansport, Indiana, and had assets of $138.1 million. LOGN had a loan to assets ratio of 81.72%, a loan to deposits ratio of 134.48% and a deposits to assets ratio of 60.77%. LOGN had an equity to assets ratio of 12.60%. Logansport Financial was selected as a comparable based on its asset size and equity to assets ratio.

     . North Bancshares, Inc. NBSI is a SAIF insured institution with 2 offices, is headquartered in Chicago, Illinois, and had $136.3 million in total assets. NBSI had the lowest equity to assets ratio, 9.90%. NBSI also had a loans to assets ratio of 68.76%, a loans to deposits ratio of 107.18% and a deposits to assets ratio of 64.16%. In addition, NBSI had zero noperforming loans, an efficiency ratio of 79.56% and an overhead ratio of 77.31%. NBSI was selected as a comparable based on its asset size, low level of nonperforming loans, efficiency ratio and overhead ratio.

     . Peoples-Sidney Financial Corporation PSFC is a SAIF insured institution with 4 offices, is headquartered in Sidney, Ohio, and had assets of $137.4 million. PSFC had the highest loans to assets ratio, 89.57%, and had a loans to deposits ratio of 130.21%. In addition, PSFC had a deposits to assets ratio of 68.79% and an equity to assets ratio of 12.50%. PSFC had a ROAA of 0.41% and grew assets over the last twelve months 9.14%. Peoples-Sidney was selected to the group based on its asset size, number of offices, ROAA, and asset growth rate.

Conversion Valuation Appraisal Report                                 Page: 1-40
================================================================================

     . Sobieski Bancorp, Inc. SOBI is a SAIF insured institution with 3 offices, is headquartered in South Bend, Indiana, and had assets of $131.8 million. SOBI had a loans to assets ratio of 71.37%, a loans to deposits ratio of 111.43% and a deposits to assets ratio of 64.04%. In addition, SOBI had an equity to assets ratio of 10.09%, a return on average assets (ROAA) of 0.54% and a return on average equity (ROAE) of 5.37%. Sobieski was selected to the group based on its asset size, number of offices, equity to assets ratio, ROAA and ROAE.

Conversion Valuation Appraisal Report                                 Page: 1-41
================================================================================

All data presented in Figure 29 is from SNL Securities utilizing the most recent quarter for balance sheet and income statement related items. All data for the Bank is from the offering circular.

                      Figure 29 - Key Financial Indicators

--------------------------------------------------------------------------------
                                                                   Comparable
                                                                 Group Quarter
                                                                  Median (Most
                                                      The Bank   Recent Quarter)
--------------------------------------------------------------------------------
Balance Sheet Data
--------------------------------------------------------------------------------
Gross Loans to Deposits                                70.17%       109.02%
--------------------------------------------------------------------------------
Total Net Loans to Assets                              59.48%        72.21%
--------------------------------------------------------------------------------
Deposits to Assets                                     85.50%        67.95%
--------------------------------------------------------------------------------
Borrowed Funds to Assets                                3.02%        20.75%
--------------------------------------------------------------------------------
Balance Sheet Growth
--------------------------------------------------------------------------------
Assets Growth Rate                                      9.84%         5.72%
--------------------------------------------------------------------------------
Loan Growth Rate                                       24.39%         6.87%
--------------------------------------------------------------------------------
Deposit Growth Rate                                     5.40%         5.88%
--------------------------------------------------------------------------------
Capital
--------------------------------------------------------------------------------
Equity to Assets                                       10.84%        11.48%
--------------------------------------------------------------------------------
Tangible Equity to Assets                              10.84%        11.48%
--------------------------------------------------------------------------------
Intangible Assets to Equity                             0.00%         0.00%
--------------------------------------------------------------------------------
Regulatory Core Capital to Assets                      10.78%         9.65%
--------------------------------------------------------------------------------
Equity + Reserves to Assets                            11.36%        11.92%
--------------------------------------------------------------------------------
Total Capital to Risk Adjusted Assets                  20.77%        17.00%
--------------------------------------------------------------------------------

Conversion Valuation Appraisal Report                                 Page: 1-42
================================================================================

--------------------------------------------------------------------------------
                                                                   Comparable
                                                                 Group Quarter
                                                                  Median (Most
                                                      The Bank   Recent Quarter)
--------------------------------------------------------------------------------
Asset Quality
--------------------------------------------------------------------------------
Non-Performing Loans to Loans                            0.37%        0.42%
--------------------------------------------------------------------------------
Reserves to Non-Performing Loans                       233.56%       95.78%
--------------------------------------------------------------------------------
Non-Performing Assets to Assets                          0.28%        0.23%
--------------------------------------------------------------------------------
Non-Perfotming Assets to Equity                          2.60%        1.92%
--------------------------------------------------------------------------------
Reserves to Net Loans                                    0.86%        0.49%
--------------------------------------------------------------------------------
Reserves to Non-Performing Assets + 90 Days Del.       183.33%       51.60%
--------------------------------------------------------------------------------
Profitability
--------------------------------------------------------------------------------
Return on Average Assets                                 0.46%        0.72%
--------------------------------------------------------------------------------
Return on Average Equity                                 4.08%        5.48%
--------------------------------------------------------------------------------
Income Statement
--------------------------------------------------------------------------------
Yield on Average Earning Assets                          7.07%        7.07%
--------------------------------------------------------------------------------
Cost of Interest Bearing Liabilities                     3.98%        4.75%
--------------------------------------------------------------------------------
Net Interest Spread                                      3.09%        2.46%
--------------------------------------------------------------------------------
Net Interest Margin                                      3.33%        2.97%
--------------------------------------------------------------------------------
Noninterest Income to Average Assets                     0.30%        0.36%
--------------------------------------------------------------------------------
Noninterest Expense to Average Assets                    2.53%        2.15%
--------------------------------------------------------------------------------
Efficiency Ratio                                        75.32%       64.53%
--------------------------------------------------------------------------------
Overhead Ratio                                          72.94%       60.28%
--------------------------------------------------------------------------------

Source: The Bank Offering Circular, FinPro calculations and SNL Securities
Note: All of the Bank data is at or for the annualized nine months ended December 31, 2001.
Note: All of the Comparable data is as of or for the most recent quarter.

Conversion Valuation Appraisal Report                                 Page: 1-43
================================================================================

4.   Market Value Determination

  ------------------------------------
           Comparable Group
              Adjustments
  ------------------------------------

The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments delineated in this section are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. A potential investor includes depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based, but the major ones utilized for purposes of this report include:

Conversion Valuation Appraisal Report                                 Page: 1-44
================================================================================

     .    Balance Sheet Strength

     .    Asset Quality

     .    Earnings Quality, Predictability and Growth

     .    Dividends

     .    Liquidity of the Issue

     .    Recent Regulatory Matters

     .    Market for Seasoned Thrift Stocks

     .    Acquisition Market

     .    Management

     .    Market Area

     .    Interest Rate Risk

     .    Subscription Interest

     .    Offering Size

To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. Adjustments, up or down, to the Comparable Group median multiple values are made based on the comparison of the Bank to the Comparable Group.

The Bank's value is further adjusted for other adjustments as shown in Section
5. The resultant values are then compared to recent conversions, state totals, and national totals for reasonableness and appropriateness.

After adjusting the Bank's market value in relation to the Comparable Group, consideration was given to the type of conversion the Bank is undertaking. In this particular case it was appropriate to compare and adjust the Bank's market value in relation to the performance of other fully converted institutions.

Conversion Valuation Appraisal Report                                 Page: 1-45
================================================================================

  ------------------------------------
         Balance Sheet Strength
  ------------------------------------

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as bank liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following tables summarize the key financial elements of the Bank measured against the Comparable Group.

                       Figure 30 - Key Balance Sheet Data

                                [GRAPHIC OMITTED]

Sources: SNL and Offering Circular Data, FinPro Computations

     Asset Composition - The Bank's net loan to asset ratio of 59.48% is below
     -----------------
     the Comparable Group median of 76.32%.

     Funding Mix - The Bank is funded through deposits, 85.50% of assets. The
     -----------
     Bank's borrowings to assets ratio is 3.02%. The Comparable Group has a deposits to assets ratio of 66.92% and a borrowings to asset ratio of 18.55%.

     Liquidity - The liquidity of the Bank and the Comparable Group appear
     ---------
     similar and were sufficient to meet all regulatory guidelines.

Conversion Valuation Appraisal Report                                 Page: 1-46
================================================================================

The Bank is at an advantage with respect to the asset and loan growth rate, however, deposits have not grown as quickly as the Comparable Group median.

                      Figure 31 - Balance Sheet Growth Data

                                [GRAPHIC OMITTED]

Sources: SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                 Page: 1-47
================================================================================

                            Figure 32 - Capital Data

                               [GRAPHIC OMITTED]

Sources: SNL and Offering Circular Data, FinPro Computations

     Capitalization - The Comparable Group's median equity to assets ratio of
     --------------
     12.01% is higher than the Bank's ratio of 10.84%. The Bank's pro forma equity to assets ratio is projected to be 14.11% at the midpoint of the valuation range.

     Intangible Levels - One of the most important factors influencing market
     -----------------
     values is the level of intangibles that an institution carries on its books. Thrifts trade more on tangible book than on book. Three of the Comparables have intangible assets. The Bank had no intangible assets.

The Bank's loan to asset ratio is well below the Comparable median while the deposit to asset ratio is above the Comparable level. The Bank has a lower level borrowings and equity, as a percentage of assets, relative to the Comparable Group. The Bank has been able to grow loans and assets faster than the Comparable Group, however, deposit growth has lagged. Based on these factors, no adjustment is warranted for balance sheet strength.

Conversion Valuation Appraisal Report                                 Page: 1-48
================================================================================

  ------------------------------------
             Asset Quality
  ------------------------------------

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned ("REO") and levels of Allowance for Loan and Lease Losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.

                         Figure 33 - Asset Quality Table

                                [GRAPHIC OMITTED]

Sources: SNL and Offering Circular Data, FinPro Computations

The Bank has a lower level of non-performing loans ("NPL") to total loans at 0.37% when compared to the Comparable Group median at 0.64%. The Bank had a non-performing assets to assets ratio of 0.28%, which was lower than the Comparable median of 0.53%. The Bank's reserve level, 0.86% of total loans, is above the Comparable median of 0.55% of loans. The Bank's level of reserves to NPL's, at 233.56%, is above that of the Comparable Group, at 86.02%. The Bank's stronger asset quality warrants a slight upward adjustment.

Conversion Valuation Appraisal Report                                 Page: 1-49
================================================================================

  ------------------------------------
          Earnings Quality,
       Predictability and Growth
  ------------------------------------

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

     .    net interest income

     .    loan loss provision

     .    non-interest income

     .    non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report                                 Page: 1-50
================================================================================

The Bank posted net income of $491 thousand for the fiscal year ended March 31, 2001 and an annualized net income of $575 thousand for the nine months ended December 31, 2001.

                          Figure 34 - Net Income Trend

                                [GRAPHIC OMITTED]

Sources: Offering Circular

Conversion Valuation Appraisal Report                                 Page: 1-51
================================================================================

The return on average assets and return on average equity ratios are below the Comparable Group medians.

                         Figure 35 - Profitability Data

                                [GRAPHIC OMITTED]

Sources: SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                 Page: 1-52
================================================================================

                        Figure 36 - Income Statement Data

                                [GRAPHIC OMITTED]

Sources: SNL and Offering Circular Data, FinPro Computations

Compared to the Comparable Group average, the Bank's yield on average earnings assets was 12 basis points lower and the cost of funds was 73 basis points lower. The 30 basis point net margin advantage is offset by a 6 basis point noninterest income disadvantage and a 33 basis point noninterest expense disadvantage.

Taken collectively, the income of the Bank can be measured by the efficiency ratio, where the Bank ratio of 75.32% is above the Comparable median of 64.53%.

Currently, investors are focusing on earnings sustainability as the interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

Based on the above factors and the Bank's historical earnings performance, a downward adjustment is warranted to the market value for earnings.

Conversion Valuation Appraisal Report                                 Page: 1-53
================================================================================

  ------------------------------------
              Dividends
  ------------------------------------

Historically, banks have not established dividend policies immediately at or after conversion to stock ownership. Rather, newly converted institutions, in general, have preferred to establish an earnings track record, fully invest the conversion proceeds, and allow for seasoning of the stock before establishing a dividend policy. In the late 1980's and early 1990's however, there was a tendency toward initiating dividend policies concurrent with the conversion as a means of increasing the attractiveness of the issue and to utilize the proceeds.

The last few years have seen yet another shift away from dividend policies concurrent with conversion. Recent issues have been fully or oversubscribing without the need for the additional enticement of dividends. After the conversion is another issue, however. Recent pressures on ROE and on internal rate of returns to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in managing equity.

Conversion Valuation Appraisal Report                                 Page: 1-54
================================================================================

                            Figure 37 - Dividend Data

                                [GRAPHIC OMITTED]

Sources: SNL and Offering Circular Data, FinPro Computations

All fourteen Comparable institutions had declared dividends. The median dividend payout ratio for the Comparable Group was 47.22%, ranging from a high of 115.38% to a low of 28.22%. The Bank on a pro forma basis (at the mid point of the value range) will have an equity to assets ratio of 14.11% compared to the Comparable Group's median of 12.01%. It will therefore, have adequate capital to afford to pay cash dividends. As such, no adjustment is indicated for this factor.

Conversion Valuation Appraisal Report                                 Page: 1-55
================================================================================

  ------------------------------------
         Liquidity of The Issue
  ------------------------------------

The Comparable Group is by definition composed only of companies that trade in the public markets with all fourteen of the Comparables trading on NASDAQ. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                     Figure 38 - Market Capitalization Data

                               [GRAPHIC OMITTED]

Sources: SNL and Offering Circular Data, FinPro Computations

The market capitalization values of the Comparable Group range from a low of $8.78 million to a high of $21.33 million with a median market capitalization of $15.28 million. The Bank expects to have $6.30 million of market capital at the midpoint on a pro forma basis. Additionally, the Bank is expected to trade "over-the-counter".

Conversion Valuation Appraisal Report                                 Page: 1-56
================================================================================

The following figures illustrate that there is a clear correlation between the amounts of market capitalization and the pricing multiples.

 Figure 39 - Pricing Multiples Of Fully Converted Thrifts To Pink Sheet Thrifts

                                               ------------------------------------------------------------------------
                                                                           Price Relative to
                                               ------------------------------------------------------------------------
                                               Core LTM Earnings    LTM Earnings     Book      Tangible Book    Assets
-----------------------------------------------------------------------------------------------------------------------
Fully Converted Pink Sheet Thrift Medians          17.45                 15.70       81.12           81.25        9.14
-----------------------------------------------------------------------------------------------------------------------
Fully Converted Thrift Median                      13.22                 13.17      101.80          105.82       10.28
-----------------------------------------------------------------------------------------------------------------------
(Discount)/Premium                                 32.00%                19.17%     -20.31%         -23.22%     -11.09%
-----------------------------------------------------------------------------------------------------------------------

As Figure 39 demonstrates, pink sheet thrifts traded at a discount of 23.22% on a tangible book basis. However, they traded at a premium of 32.00% on a core earnings basis compared to non-pink sheet thrifts.

     Figure 40 - Pricing Multiples Of MHC Thrifts To MHC Pink Sheet Thrifts

                                               ------------------------------------------------------------------------
                                                                           Price Relative to
                                               ------------------------------------------------------------------------
                                               Core LTM Earnings    LTM Earnings     Book      Tangible Book    Assets
-----------------------------------------------------------------------------------------------------------------------
MHC Pink Sheet Thrift Medians                        27.59             19.30        117.36        117.93         12.26
-----------------------------------------------------------------------------------------------------------------------
MHC Thrift Median                                    28.26             24.36        152.51        167.66         18.95
-----------------------------------------------------------------------------------------------------------------------
(Discount)/Premium                                  -2.37%            -20.76%       -23.05%       -29.66%       -35.29%
-----------------------------------------------------------------------------------------------------------------------

As Figure 40 demonstrates, pink sheet MHC thrifts traded at a discount of 29.66% on a tangible book basis. Additionally, they traded at a discount of 2.37% on a core earnings basis compared to non-pink sheet MHC thrifts.

A downward adjustment for this factor appears warranted, due to the low trading multiples for both pink sheet fully converted thrifts and MHC thrifts.

Conversion Valuation Appraisal Report                                 Page: 1-57
================================================================================

  ------------------------------------
       Recent Regulatory Matters
  ------------------------------------

Regulatory matters influence the market for thrift conversions. Much of the recent regulatory activity has centered on limiting the availability of capital market alternatives available to recently converted institutions. The major limitation is discouraging capital redistribution.

In addition, regulators have historically focused on the price appreciation of newly converted institutions' stock prices. As such, appraisal values were driven up to record levels in early 1998.

The rapid decline of thrift stock prices in the third quarter of 1998, coupled with the collapse of the market for second step conversions in the August-September 1998 timeframe, has driven potential investors from thrift stocks. The result is that early 1999 conversions were under-subscribed and many have not experienced price appreciation in the aftermarket. Recognizing this trend, the regulators have approved the stock buyback applications for institutions trading below its IPO price.

Although helpful, this action in and of itself was not been enough to stir a recovery in the thrift market for recently converted institutions.

In an interim ruling, the OTS loosened the repurchase limitations for newly converted institutions. Under the interim ruling, the OTS has capped the amount of buybacks than a newly converted institution can repurchase to 5% within one year of converting, but removes restrictions thereafter. Furthermore, the interim rule eliminates any dilutive impact for waived dividends for MHCs. In addition, the OTS has a proposed rule outstanding which could materially impact the bank going forward, particularly as it relates to limited stock repurchases, limited sale of control availability, and possibly artificially high targets for rates of return.

As such, due to the uncertainty in this case, no adjustment for this measure is warranted.

Conversion Valuation Appraisal Report                                 Page: 1-58
================================================================================

  ------------------------------------
    Market for Seasoned Thrift Stocks
  ------------------------------------

Trading multiples for all public thrifts as of February 5, 2002 are provided in
Exhibit 8. A common measure utilized as a proxy for the performance of the thrift industry is the SNL thrift index graphically shown below and tabularly shown on the following page:

                       Figure 41 - SNL Thrift Index Chart

                                [GRAPHIC OMITTED]

Source: SNL Securities

Conversion Valuation Appraisal Report                                 Page: 1-59
================================================================================

                        Figure 42 - Historical SNL Index

                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                 Page: 1-60
================================================================================

                                [GRAPHIC OMITTED]

Source: SNL Securities

Conversion Valuation Appraisal Report                                 Page: 1-61
================================================================================

                           Figure 43 - Equity Indices

                                [GRAPHIC OMITTED]

Source: SNL Securities

As the preceding figures demonstrate, the SNL Thrift index has materially diverged from the S&P and DJIA over the late 1998 to early 2000 period, reflecting the investment community's apparent disfavor with thrift stocks during that time period. However, during 2000 and 2001, the SNL thrift index outperformed the S&P and DJIA.

Conversion Valuation Appraisal Report                                 Page: 1-62
================================================================================

                      Figure 44 - Historical Market Indices

                                [GRAPHIC OMITTED]

Source: SNL Securities

As Figures 42, 43 and 44 illustrate, the performance of the SNL index was robust through 1994, 1995, 1996, 1997 and the first half of 1998. The dip in the index, occurring in late 1994, was the product of the interest rate rise during that period along with the overall uneasiness in the stock market in general. In August and October 1998, the indices experienced a dramatic dip in value. In 2001, the SNL index rebounded due to the rapidly decreasing rate environment. The S&P 500 index and the Dow Jones Industrial Average lost 13.86% and 8.28% respectively, during 2001, however the SNL Thrift Index increased 5.02% over the same time period.

Conversion Valuation Appraisal Report                                 Page: 1-63
================================================================================

                          Figure 45 - Historical Rates

                                [GRAPHIC OMITTED]

Source: Federal Reserve Bank of New York

As the Figures 42 and 45 demonstrate, the rate rise in late 1994 correlates closely to the fall in thrift prices. The drop in rates in 1995 was one of the primary drivers of the rapid rise in the SNL index. Likewise the drop in interest rates during 2001, lead to rising thrift values while the broader market declined.

A slight downward adjustment for this measure is warranted. The Bank will require time to adequately invest the proceeds from the offering.

Conversion Valuation Appraisal Report                                 Page: 1-64
================================================================================

  ------------------------------------
          Acquisition Market
  ------------------------------------

The following chart illustrates that acquisitions have dwindled. Current acquisition pricing multiples provide little incentive for potential targets to sell.

                   Figure 46 - Deals For Last Twenty Quarters

                                [GRAPHIC OMITTED]

Source: SNL Securities

Conversion Valuation Appraisal Report                                 Page: 1-65
================================================================================

In general, deal multiples have declined since 1998. However, multiples increased between 2000 and 2001.

                           Figure 47 - Deal Multiples

                                [GRAPHIC OMITTED]

Source: SNL Securities

Six thrift acquisitions have occurred in Connecticut since January 1, 2000. Only one of the deals was of comparable size to the Bank.

                    Figure 48 - 2000 Connecticut Thrift Deals

                               [GRAPHIC OMITTED]

The Comparable Group has been screened in an attempt to eliminate stocks with speculation included in their pricing. The Bank will be unavailable for acquisition for a period of three years following its conversion. As such, no adjustment is required.

Conversion Valuation Appraisal Report                                 Page: 1-66
================================================================================

  ------------------------------------
         Adjustments to Value in
       Relation to the Comparable
                  Group
  ------------------------------------

Overall, FinPro believes that the Bank pro forma market value should be discounted relative to the Comparable Group, reflecting the following adjustments.

Key Valuation Parameters                       Valuation Adjustment
-----------------------------------------------------------------------------
Balance Sheet Strength                          No Adjustment

Asset Quality                                   Slight Upward

Earnings Quality, Predictability and Growth     Downward

Dividends                                       No Adjustment

Liquidity of the Issue                          Downward

Recent Regulatory Matters                       No Adjustment

Market for Seasoned Thrift Stocks               Slight Downward

Acquisition Market                              No Adjustment

As a result of all the factors discussed, a 40% discount on a price to tangible book basis, assuming a full offering, would appear reasonable.

Conversion Valuation Appraisal Report                                 Page: 1-67
================================================================================

5.   Other Factors

  ------------------------------------
              Management
  ------------------------------------

The Bank has developed a good management team with considerable banking experience. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                                 Page: 1-68
================================================================================

  ------------------------------------
              Market Area
  ------------------------------------

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. Specifics on the Bank's markets were delineated in
Section 2 - Market Area Analysis. The following figure, compares the demographic data for the county serviced by the Bank, Hartford County, to the county data of the Comparable Group members.

                       Figure 49 - County Demographic Data

                                [GRAPHIC OMITTED]

Source: SNL Securities, FinPro calculations

Hartford County's population grew 0.76% between 1990 and 2000 while the Comparable Group experienced an increase in population of 7.62%. The growth in the number of households is also smaller for Hartford County than for the Comparable Group, 0.26% and 2.32% respectively. In addition, the population and household growth rates for Hartford County are expected to be below the Comparable Group through 2006. However, income levels are higher in Hartford County than in the median market for the Comparable Group. In 2001, Hartford County had a median household income of $55,725 and a per capita income of $28,191, while the Comparable Group had a median household income of $36,174 and a per capita income of $18,364.

Conversion Valuation Appraisal Report                                 Page: 1-69
================================================================================

The following figure displays the recent performance of each of the Bank's and the Comparable Group's branches.

                         Figure 50 - Branch Performance

                                [GRAPHIC OMITTED]

Source: SNL Securities, FinPro calculations

Conversion Valuation Appraisal Report                                 Page: 1-70
================================================================================

The following figure displays branch performances on a county level.

                    Figure 51 - Branch Performance By County

                                [GRAPHIC OMITTED]

Source: SNL Securities, FinPro calculations

The Bank has a slightly larger average branch size than the Comparable Group, $27,567 versus $26,626. The Bank grew deposits 6.34% from 1997 to 2001 without the opening of any de novo branches.

Based on these factors no adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                                 Page: 1-71
================================================================================

  ------------------------------------
           Interest Rate Risk
  ------------------------------------

As a result of the recent decline in interest rates, coupled with the regulatory scrutiny of institutions regarding asset/liability management, the level of interest rate risk in an institution's balance sheet could cause significant changes in that institutions level of income.

The following figure shows the effect that interest rate shocks would have on the Bank's net interest income and dividend income moving forward.

                         Figure 52 - Interest Rate Risk

                 For the Twelve Months Ending September 30, 2002
                                 $ in Thousands

            Changes in Interest     Net Interest and
            Rates (Basis Points)    Dividend Income       % Change
            ------------------------------------------------------
                    300                  $4,445             6.59%
                      0                   4,758             0.00%
                   -200                   4,305             9.52%

                 For the Twelve Months Ending September 30, 2003
                                 $ in Thousands

   Changes in Interest     Net Interest and                  % Change From
   Rates (Basis Points)    Dividend Income       % Change        Year 1
   ------------------------------------------------------------------------
           300                  $5,318            -6.01%         19.65%
             0                   5,658             0.00%         18.91%
          -200                   4,953           -12.47%         15.03%

The Bank's income exposure to interest rates appears reasonable for an institution of its size and complexity. As such, no adjustment is warranted.

Conversion Valuation Appraisal Report                                 Page: 1-72
================================================================================

  ------------------------------------
            Offering Size
  ------------------------------------

The amount of market capitalization, affects the pricing of an institution as small cap companies suffer from weak liquidity, limited research and press coverage, limited resources and the lack of economies of scale. The following figure illustrates that there is a clear correlation between the amounts of market capitalization and the price to book and price to tangible book multiples. The price to earnings multiple is relatively consistent across the segments.

             Figure 53 - Industry Multiples by Market Capitalization

                                [GRAPHIC OMITTED]

Source: SNL Securities, FinPro calculations

As the Bank is expected to have market capitalization of just $6.30 million, or the smallest market capital relative to the comparable group and approximately one third of the comparable median, a downward adjustment is warranted for offering size.

Conversion Valuation Appraisal Report                                 Page: 1-73
================================================================================

  ------------------------------------
                State
  ------------------------------------

The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations. Furthermore, many investors like to invest in local organizations that can be easily followed through the local newspapers and "word-of-mouth", and the sophistication and financial resources vary from state to state.

The following figure illustrates that, according to the Connecticut and the national medians, fully converted Connecticut thrifts trade at a premium on a book basis, and at a slight premium on an earnings basis relative to the national levels.

                Figure 54 - Connecticut Relative to the Industry

                                [GRAPHIC OMITTED]

Source: SNL Securities, FinPro calculations

Based on the higher trading multiples of other fully converted Connecticut thrifts relative to the national levels, an upward adjustment is warranted.

Conversion Valuation Appraisal Report                                 Page: 1-74
================================================================================

  ------------------------------------
          Subscription Interest
  ------------------------------------

Through 1996 and 1998, stock appreciation for thrift stocks attracted a significant level of attention. The market for public offerings was driven by the lack of supply of stocks to meet the demand created primarily by the growth of mutual funds. Thrift IPOs received a greater amount of attention due to the price "pops" of standard conversions. 2001 conversion performance is substantially better than 1999 and 2000.

Conversion Valuation Appraisal Report                                 Page: 1-75
================================================================================

               Figure 55 - Recent Standard Conversion Performance

                                [GRAPHIC OMITTED]

Source: SNL Securities, FinPro calculations

Conversion Valuation Appraisal Report                                 Page: 1-76
================================================================================

This increase in appreciation levels occurred consistent with a corresponding increase in conversion pricing. Pricing multiples increased in 2001 from its 2000 level. The median pro forma price to book multiples for 2001 was 58.89%, compared to 52.46% in 2000.

           Figure 56 - Standard Conversion Pro Forma Pricing Multiples

                                [GRAPHIC OMITTED]

Source: SNL Securities and FinPro calculations

Conversion Valuation Appraisal Report                                 Page: 1-77
================================================================================

  ------------------------------------
        Adjustments to Value in
      Relation to Other Factors
  ------------------------------------

Key Valuation Parameters      Valuation Adjustment
--------------------------------------------------------------

Management                    No Adjustment

Market Area                   No Adjustment

Interest Rate Risk            No Adjustment

Offering Size                 Downward

State                         Upward

Subscription Interest         Upward

Overall, FinPro believes that the Bank pro forma market value should be discounted relative to other comparisons, reflecting the following adjustments.

Conversion Valuation Appraisal Report                                 Page: 1-78
================================================================================

6.   Market for MHC Stocks

As the Bank is undergoing an MHC reorganization, it should be compared to other publicly traded institutions that have a similar organizational structure. This section will compare the Bank's pro forma pricing relative to comparable size pink sheet MHC thrifts and other pending MHC conversions. This section will provide a secondary check of the conclusions drawn through the fully converted Comparable Group analysis.

  ------------------------------------
       Historical MHC Performance
  ------------------------------------

The market for MHC's has risen dramatically since 1994 and especially since early 2000. The pricing of MHC remutualization transactions has lead to acquisition speculation for MHC stocks. Of particular interest to investors in MHC stocks, are the Pathfinder and Willow Grove situations.

The following chart illustrates the substantial appreciation of the SNL MHC index since December 31, 2000. During 2000, the SNL MHC Index increased 26.10%, while the SNL Thrift Index increased only 5.02%.

                            Figure 57 - SNL MHC Index

                               [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                 Page: 1-79
================================================================================

  ------------------------------------
          MHC Remutualizations
  ------------------------------------

The largest reason for the appreciation of MHC stocks is the regulatory approval of MHC remutualizations. To date there have been three completed remutualizations and two pending remutualizations. The acquisition price on these deals offered a substantial premium to the three month prior stock price.

                        Figure 58 - MHC Remutualizations

                               [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                 Page: 1-80
================================================================================

  ------------------------------------
         Comparable MHC Trading
              Multiples
  ------------------------------------

FinPro considered the trading multiples of pink sheet MHCs with less than 60% of the stock retained by the mutual holding company. This screen resulted in nine companies.

                     Figure 59 - Comparable Pink Sheet MHCs

                               [GRAPHIC OMITTED]

The following figure illustrates that the selected Comparable pink sheet MHCs trade at a 29.51% discount to national MHC multiples on an earnings basis and at a 29.83% discount on a tangible book basis.

                 Figure 60 - MHC Pink Sheet Liquidity Discount

                               [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                 Page: 1-81
================================================================================

  ------------------------------------
            MHC Conversions
  ------------------------------------

The pro forma price to tangible book multiple of MHC conversions has risen from 61.59% in 2000 to 74.42% in 2001.

          Figure 61 - MHC Reorganizations (Since 1/1/99) Pro Forma Data

                               [GRAPHIC OMITTED]

Source: SNL Securities

Conversion Valuation Appraisal Report                                 Page: 1-82
================================================================================

Despite the increase in pro forma pricing multiples, illustrated on the previous page, the one month price pop has increased from a decline of 5.63% in 2000 to an increase of 36.00% in 2001.

               Figure 62 - MHC Reorganizations Price Appreciation

                               [GRAPHIC OMITTED]

Source: SNL Securities

Conversion Valuation Appraisal Report                                 Page: 1-83
================================================================================

  ------------------------------------
      Comparison to Pending MHC
            Offerings
  ------------------------------------

FinPro also reviewed the pricing of Partners Trust Financial Group, a pending MHC conversion.

    Figure 63 - Pro Forma Pricing Multiples of Partners Trust Financial Group

                                [GRAPHIC OMITTED]

Source: SNL Securities Conversion Watch

It is FinPro's understanding that the appraisal for Partner Trust Financial Group has subsequently been raised approximately 10%, however, no updated data is currently available.

The Bank's pro forma pricing multiples are in-line with Partners Trust's original pricing on a tangible book basis, but is at a substantial premium on an earnings basis. Even with the 10% increase in Partner Trust's multiples, Enfield is still reasonably priced due to the small size of the offering and the earnings differential.

            Figure 64 - Comparison to Partners Trust Financial Group

                                [GRAPHIC OMITTED]

Source: SNL Securities Conversion Watch, FinPro Calculations

Conversion Valuation Appraisal Report                                 Page: 1-84
================================================================================

  ------------------------------------
             Conclusion
  ------------------------------------

FinPro believes that the pro forma pricing is reasonable because:

     1.   The discount on a fully converted basis is reasonable.

     2.   The discount relative to Comparable pink sheet MHCs is reasonable.

     3. Lastly, the Bank is priced reasonably relative to Partners Trust when accounting for the size and earnings differential.

Conversion Valuation Appraisal Report                                 Page: 1-85
================================================================================

7.   Valuation

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, four key pricing multiples were considered. The four multiples include:

     Price to core earnings ("P/E")

     Price to tangible book value ("P/TB")

     Price to book value ("P/B")

     Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in Exhibits 13, 14, 15 and 16.

To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group, all Connecticut public thrifts, all publicly traded thrifts and the recent (1998 to date) standard conversions were assessed.

Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B approach has gained in importance and is utilized frequently as the benchmark for market value. It is interesting to note that the P/B approach is more of a benchmark than a reliable valuation technique. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Most recently, the P/E approach has regained favor among investors.

As such, in estimating the market value for the Bank, equal emphasis was placed on the P/TB approach and the P/E approach. The P/B was given much less weight and the P/A ratio was not given much weight at all.

In terms of the market multiples, most weight was given to the Comparable Group. The second highest weight was afforded to recent standard conversions. Less weight was ascribed to all public thrifts and all Connecticut thrifts. The multiples for the Comparable Group, all publicly traded thrifts, and Connecticut publicly traded thrifts are shown in Exhibit 8.

Conversion Valuation Appraisal Report                                 Page: 1-86
================================================================================

  ------------------------------------
        Full Offering Value in
       Relation to Comparables
  ------------------------------------

Based upon the premiums and discounts defined in the section above, the Bank pricing at the midpoint for a full standard conversion is estimated to be $14,000,000. Based upon a range below and above the midpoint value, the relative values are $11,900,000 at the minimum and $16,100,000 at the maximum respectively. At the supermaximum of the range the offering value would be $18,515,000.

At the various levels of the estimated value range, the full offering would result in the following offering data:

                     Figure 65 - Value Range - Full Offering

                                          Total Shares     Price       Total
Conclusion                                   Shares      Per Share     Value
----------                                   ------      ---------     -----
Appraised value - Midpoint                  1,400,000    $   10    $ 14,000,000

Range:
- Minimum                                   1,190,000    $   10      11,900,000
- Maximum                                   1,610,000        10      16,100,000
- Super Maximum                             1,851,500        10      18,515,000

Source: FinPro Inc. Pro forma Model

Conversion Valuation Appraisal Report                                 Page: 1-87
================================================================================

                    Figure 66 - Value Range Pricing Multiples

                                           Bank           Comparables           State             National
                                       ----------------------------------------------------------------------
                                                        Mean    Median     Mean     Median    Mean     Median
                                                       -----    ------    ------    ------    -----    ------
                                       Min    19.61
Price-Core Earnings Ratio P/E          Mid    22.73    16.82    15.11      15.17     13.37     15.69    13.22
-----------------------------          Max    26.32
                                       Smax   29.41

                                       Min    48.92%
Price-to-Book Ratio P/B                Mid    53.50%   92.56%   91.99%    140.19%   135.47%   113.94%  101.80%
-----------------------                Max    57.47%
                                       Smax   61.43%

                                       Min    48.92%
Price-to-Tanglible Book Ratio P/TB     Mid    53.50%   93.80%   91.99%    165.82%   157.49%   121.15%  105.82%
----------------------------------     Max    57.47%
                                       Smax   61.43%

                                       Min     8.38%
Price-to-Asset Ratio P/A               Mid     9.73%   10.73%   10.66%     14.79%    13.03%    10.93%   10.28%
------------------------               Max    11.05%
                                       Smax   12.52%

This equates to the following multiples:

    Figure 67 - Comparable Pricing Multiples to the Bank's Pro Forma Midpoint

                                            ------------------------------------------------------------
                                                                  Price Relative to
                                            ------------------------------------------------------------
                                            Earnings    Core Earnings     Book    Tangible Book   Assets
--------------------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion         22.73         22.73       53.50%       53.50%       9.73%
--------------------------------------------------------------------------------------------------------
Comparable Group Median                        15.66         15.11       91.99%       91.99%      10.66%
--------------------------------------------------------------------------------------------------------
(Discount) Premium                             45.15%        50.43%     -41.84%      -41.84%      -8.72%
--------------------------------------------------------------------------------------------------------

Source: FinPro Calculations

As Figure 67 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a premium of 50.43% on a core earnings basis. A discount of 41.84% is applied to the Bank relative to the Comparable Group on a price to tangible book basis.

 Figure 68 - 2001 Standard Conversion Pricing Multiples to the Bank's Pro Forma
                                    Midpoint

                                            ------------------------------------------------------------
                                                                  Price Relative to
                                            ------------------------------------------------------------
                                            Earnings    Core Earnings     Book    Tangible Book   Assets
--------------------------------------------------------------------------------------------------------
The Bank (at midpoint)                         22.73         22.73       53.50%       53.50%       9.73%
--------------------------------------------------------------------------------------------------------
Recent Standard Conversions Pro Forma          11.15            NA       58.89%       59.41%       8.40%
--------------------------------------------------------------------------------------------------------
(Discount) Premium                            103.86%           NA       -9.15%       -9.95%      15.83%
--------------------------------------------------------------------------------------------------------

Source: FinPro Calculations

As Figure 68 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a discount of 9.95% on a tangible book basis relative to the 2001 Standard Conversion multiples, however at a premium of 103.86% on an earnings basis. FinPro did not rely on the 2001 standard conversion pricing multiples, but rather utilized the multiples as a secondary test.

Conversion Valuation Appraisal Report                                 Page: 1-88
================================================================================

  ------------------------------------
       MHC Value in Relation to
            Other MHC's
  ------------------------------------

The Bank pricing at the midpoint for a MHC Conversion assuming an issuance of 45.00%, is estimated to be $6,300,000. Based upon a range below and above the midpoint value, the relative values are $5,355,000 at the minimum and $7,245,000 at the maximum, respectively. At the supermaximum of the range the offering value would be $8,331,750.

                    Figure 69 - Value Range MHC Offering Data

                                               Total     Price per      Total
Conclusion                                     Shares      Share        Value
--------------------------------------------------------------------------------
Appraised Value - $11,900,000 at 45%           535,500      $10      $5,355,000
Appraised Value - $14,000,000 at 45%           630,000      $10      $6,300,000
Appraised Value - $16,100,000 at 45%           724,500      $10      $7,245,000
Appraised Value - $18,515,000 at 45%           833,175      $10      $8,331,750

Source: FinPro Inc. Pro forma Model

                      Figure 70 - Value Range Offering Data

                                             Bank           Comparables            State              National
                                    --------------------------------------------------------------------------------
                                                            Mean     Median     Mean     Median     Mean     Median
                                                           ------    ------    ------    ------    ------    ------
                                    $11,900,000   21.28
Price-Core Earnings Ratio P/E       $14,000,000   25.00     27.14     19.92     31.16     31.16     30.83     28.26
-----------------------------       $16,100,000   28.57
                                    $18,515,000   33.33

                                    $11,900,000   64.27%
Price-to-Book Ratio P/B             $14,000,000   72.41%   111.49%   111.68%   143.49%   143.49%   168.90%   152.51%
-----------------------             $16,100,000   79.81%
                                    $18,515,000   87.64%

                                    $11,900,000   64.27%
Price-to-Tangible Book Ratio P/TB   $14,000,000   72.41%   118.22%   117.65%   163.74%   163.74%   181.34%   167.66%
---------------------------------   $16,100,000   79.81%
                                    $18,515,000   87.64%

                                    $11,900,000    8.74%
Price-to-Assets Ratio P/A           $14,000,000   10.22%    13.09%     9.73%    11.28%    11.28%    21.33%    18.95%
-------------------------           $16,100,000   11.68%
                                    $18,515,000   13.34%

Source: FinPro Inc. Pro forma Model

MHC trading multiples are skewed because the MHCs have different amounts of shares outstanding and have different corporate structures which affect the pricing multiples.

Conversion Valuation Appraisal Report                                 Page: 1-89
================================================================================

The following table illustrates the Comparable pink sheet MHC trading multiples in relation to the Bank.

  Figure 71 - Comparable MHC Pricing Multiples to the Bank's Pro forma Midpoint

                                -----------------------------------------------------------
                                                   Price Relative to
                                -----------------------------------------------------------
                                Earnings   Core Earnings    Book     Tangible Book   Assets
                                -----------------------------------------------------------
The Bank (at midpoint) MHC       25.00         25.00        72.41%       72.41%      10.22%
Comparable MHC Trading Median    17.70         19.92       111.68%      117.65%       9.73%
(Discount) Premium               41.24%        25.50%      -35.16%      -38.45%       5.04%

Source: FinPro Calculations

As Figure 71 demonstrates at the midpoint of the EVR, the Bank is priced at a premium of 25.50% on a core earnings basis, but at a 41.24% premium on an earnings basis. A discount of 38.45% is applied to the Bank relative to the MHC median trading price to tangible book trading multiple.

Conversion Valuation Appraisal Report                                 Page: 1-90
================================================================================

  ------------------------------------
         Valuation Conclusion
  ------------------------------------

It is, therefore, our opinion that as of February 15, 2002, the estimated pro-forma market value of the Bank in a full offering was $14,000,000 at the midpoint of a range with a minimum of $11,900,000 to a maximum of $16,100,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or supermaximum value in a full offering is $18,515,000.

Using the pro forma market values for a full offering shown above, the amount of stock publicly offered as part of the MHC reorganization issuing 45.00% will equal 535,500 shares, 630,000 shares, 724,500 shares and 833,175 shares at the minimum, midpoint, maximum and supermaximum, respectively.

Pro-forma comparisons of the Bank's value range with the Comparable Group, all public thrifts, and Connecticut public thrifts as well as MHC trading multiples is shown in Exhibits 13, 14, 15, and 16.

                            [Exhibits 1-16 Omitted]